Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Ardagh Metal Packaging S.A. of our report dated March 4, 2022 relating to the financial statements which appears in the Ardagh Metal Packaging S.A. Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Dublin, Ireland

August 8, 2022